Fourth Quarter 2016 Earnings Presentation

2 Safe Harbor Statement “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This presentation may contain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, present expectations, estimates and projections about Allegiance and its subsidiaries. These statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward looking statements include the foregoing. Forward-looking statements include information concerning Allegiance’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Allegiance’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Allegiance can: continue to develop and maintain new and existing customer and community relationships; successfully implement its growth strategy, including identifying suitable acquisition targets and integrating the businesses of acquired companies and banks; continue to sustain its current internal growth rate; provide quality and competitive products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its performance objectives. These and various other factors are discussed in Allegiance's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in other reports and statements Allegiance has filed with the Securities and Exchange Commission. Copies of such filings are available for download free of charge from the Investor Relations section of Allegiance's website at www.allegiancebank.com, under Financial Information, SEC Filings. Any forward-looking statement made by Allegiance in this presentation speaks only as of the date on which it is made. Factors or events that could cause Allegiance’s actual results to differ may emerge from time to time, and it is not possible for Allegiance to predict all of them. Allegiance undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

3 Allegiance Overview • Holding company for Allegiance Bank based in Houston, Texas • Headquartered in Houston, Texas • NASDAQ Ticker: ABTX • 16 full service banking locations and one loan production office within the Houston MSA • Super-community banking model • Two acquisitions completed: • 2013: Independence Bank with $222.1 million in total assets • 2015: Enterprise Bank (F&M Bancshares) with $569.7 million in total assets

4 Highlights - 2016 • Net income attributable to common stockholders of $5.8 million and diluted earnings per common share of $0.44 in the fourth quarter 2016 compared to $4.2 million and $0.33 in the fourth quarter 2015. Net income attributable to common stockholders of $22.9 million and diluted earnings per common share of $1.75 for the year 2016 compared to $15.2 million and $1.43 for the year 2015. • Pre-tax, pre-provision adjusted net income of $8.7 million in the fourth quarter 2016 compared to $6.4 million in the fourth quarter 2015. Pre-tax, pre-provision adjusted net income of $37.9 million for the year 2016 compared to $29.4 million for the year 2015. • ROTCE of 9.96%, ROA of 0.98% and an efficiency ratio of 62.34% for the year 2016 compared to ROTCE of 9.52%, ROA of 0.81% and an efficiency ratio of 65.27% for the year 2015. • Assets of $2.45 billion, loans of $1.89 billion, deposits of $1.87 billion and stockholder's equity of $279.8 million at December 31, 2016 • Core loan growth of $230.5 million, or 14.5%, to $1.82 billion for the year 2016 compared to 2015. • Hired 12 new lenders in 2016 and further enhanced our infrastructure as we strengthen internal processes and systems to support our ambitious growth plans. • Sound asset quality with net charge-offs to average loans of 0.04% for the year 2016 compared to 0.06% for the year 2015. • Recognized as a 2016 Top Workplace by the Houston Chronicle • Houston Business Journal 2016 Best Places to Work recipient • Named one of the Best Banks to Work For in 2016 by the American Banker Magazine

5 Net Income Growth ($ in millions) *Includes a one-time gain from sale of branches of $1.3 million (after-tax). *

6 Diluted EPS Growth *Includes a one-time gain from sale of branches of $1.3 million (after-tax). *

7 Net Interest Income and Margin ($ in millions)

8 Performance Metrics * *Includes a one-time gain from sale of branches of $1.3 million (after-tax). *

9 Balance Sheet Growth ($ in millions)

10 Loan Growth ($ in millions)

11 Loan Portfolio Composition Loan Portfolio (as of December 31, 2016) CRE (including multi-family) $892.0 47.2 % C&I 416.8 22.0% 1-4 Family Residential 247.0 13.1 % CRE Construction 159.2 8.4 % Residential Construction 98.7 5.2 % Mortgage Warehouse 67.0 3.5 % Consumer and Other 11.0 0.6 % Gross Loans $1,891.6 100.0 % Approximately 53.5% of CRE is owner occupied CRE By Property Type Retail $275.9 30.9% Industrial/Warehouse 154.9 17.4 Office 124.4 14.0 Hotel/Motel 88.9 10.0 C-Store 72.5 8.1 Multi-Family 52.9 5.9 Farmland 22.2 2.5 Health Care 9.9 1.1 Other 90.3 10.1 Total CRE (incl. multi-family) $892.0 100.0% ($ in millions) CRE Construction by Property Type Vacant Land $ 82.0 51.5% Retail 26.5 16.7 C-Store 11.9 7.5 Industrial Warehouse 11.3 7.1 Office 5.5 3.4 Hotel/Motel 3.2 2.0 Health Care 3.2 2.0 Multi-family 2.5 1.6 Other 13.1 8.2 Total CRE Construction $159.2 100.0%

12 Deposit Growth and Composition ($ in millions)

13 Strong Credit Quality

Corporate Office 8847 West Sam Houston Parkway North, Suite 200 Houston, Texas 77040 Investor Relations I ir@allegiancebank.com